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Exhibit 23.2

                     CONSENT OF SALTMARSH, CLEVELAND & GUND,
                              INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 19, 1999, with respect to the consolidated financial statements of Emerald Coast Bancshares Inc. and subsidiary (not presented separately), included in the Proxy Statement of The Banc Corporation that is made a part of the Registration Statement (Form S-4) and related Prospectus of The Banc Corporation for the registration of shares of its common stock.



                                       /s/ Saltmarsh, Cleveland & Gund

Pensacola, FL
September 17, 2001